UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORTRESS INTERNATIONAL GROUP, INC. (Exact name of the Registrant as specified in its charter)
Delaware (State of incorporation or organization)	20-2027651 (I.R.S. Employer Identification No.)
9841 Broken Land Parkway Columbia, Maryland 21046 (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-123504

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock and two Warrants	The NASDAQ Stock Market LLC

Common Stock, par value $.0001 per share	The NASDAQ Stock Market LLC

Common Stock Purchase Warrants	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of The Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Fortress International Group, Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-123504), filed with the Securities and Exchange Commission on April 8, 2005, as amended on June 3, 2005, July 5, 2005, July 13, 2005 July 15, 2005 and May 11, 2007 (by virtue of a post-effective amendment on Form S-3) (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1.	Second Amended and Restated Certificate of Incorporation dated January 19, 2007 (included as Exhibit 3.1 to the Current Report on Form 8-K filed January 25, 2007 and incorporated by reference herein)
3.2.	By-laws (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement No. 333-123504, effective July 13, 2005)
4.1.	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement No. 333-123504, effective July 13, 2005)
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement No. 333-123504, effective July 13, 2005)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement No. 333-123504, effective July 13, 2005)
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 of the Company’s Form 10-KSB for the year ended December 31, 2005)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Fortress International Group, Inc.

By: /s/ Thomas P. Rosato
Thomas P. Rosato
Chief Executive Officer

Date: July 27, 2007